Exhibit 10(e)

A & G/SLATER ROAD, INC.

OFFICE LEASE

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FD.LEASES.HIGHWAY INFORMATION SYSTEMS.200 SLATER RD.

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TABLE OF CONTENTS

Section 1:		Basic Definitions and Provisions
	a.	Premises
	b.	Term
	c.	Permitted Use
	d.	Occupancy Limitation
	e.	Base Rent
	f.	Rent Payment Address
	g.	Security Deposit
	h.	Business Hours
	i.	Electrical Service
	j.	After Hours HVAC Rate
	k.	Parking
	l.	Notice Addresses
	m.	Brokers
Section 2.		Leased Premises
	a.	Premises
	b.	Rentable Square Foot Determination
	c.	Common Areas
Section 3:		Term
	a.	Commencement and Expiration Dates
	b.	Adjustments to Commencement Date
	c.	Termination by Tenant for Failure to Deliver Possession
	d.	Delivery of Possession
	e.	Adjustment of Expiration Date
	f.	Right to Occupy
	g.	Commencement Agreement
Section 4:		Use
	a.	Permitted Use
	b.	Prohibited Uses
	c.	Prohibited Equipment in Premises
Section 5:		Rent
	a.	Payment Obligations
	b.	Base Rent
	c.	Additional Rent
Section 6:		Security Deposit
	a.	Amount of Deposit
	b.	Application of Deposit
	c.	Refund of Deposit
Section 7:		Services by Landlord
	a.	Base Services
	b.	Landlord’s Maintenance
	c.	No Abatement
	d.	Tenant’s Obligation to Report Defects
	e.	Limitation on Landlord’s Liability
Section 8:		Tenant’s Acceptance and Maintenance of Premises
	a.	Acceptance of Premises
	b.	Move-in Obligations
	c.	Tenant’s Maintenance
	d.	Alterations to Premises
	e.	Restoration of Premises

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	f.	Landlord’s Performance of Tenant’s Obligations
	g.	Construction Liens
	h.	Communications Compliance
	i.	Mold
Section 9:		Property of Tenant
	a.	Property Taxes
	b.	Removal
Section 10:		Signs
Section 11:		Access to Premises
	a.	Tenant’s Access
	b.	Landlord’s Access
	c.	Emergency Access
Section 12:		Tenant’s Compliance
	a.	Laws
	b.	Rules and Regulations
Section 13:		ADA Compliance
	a.	Tenant’s Compliance
	b.	Landlord’s Compliance
	c.	ADA Notices
Section 14:		Insurance Requirements
	a.	Tenant’s Liability Insurance
	b.	Tenant’s Property Insurance
	c.	Certificates of Insurance
	d.	Insurance Policy Requirements
	e.	Landlord’s Property Insurance
	f.	Mutual Waiver of Subrogation
Section 15:		Indemnity
	a.	Indemnity
	b.	Defense Obligation
Section 16:		Quiet Enjoyment
Section 17:		Subordination; Attornment; Non-Disturbance; and Estoppel Certificate
	a.	Subordination and Attornment
	b.	Non-Disturbance
	c.	Estoppel Certificates
Section 18:		Assignment — Sublease
	a.	Landlord Consent
	b.	Definition of Assignment
	c.	Permitted Assignments/Subleases
	d.	Notice to Landlord
	e.	Prohibited Assignments/Sublease
	f.	Limitation on Rights of Assignee/Sublessee
	g.	Tenant Not Released
	h.	Landlord’s Right to Collect Sublease Rents Upon Tenant Default
	i.	Excess Rents
	j.	Landlord’s Fees
	k.	Unauthorized Assignment or Sublease
Section 19:		Damages to Premises
	a.	Landlord’s Restoration Obligations
	b.	Termination of Lease by Landlord
	c.	Termination of Lease by Tenant
	d.	Tenant’s Restoration Obligations
	e.	Rent Abatement
	f.	Waiver of Claims
Section 20:		Eminent Domain

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	a.	Effect on Lease
	b.	Right to Condemnation Award
Section 21:		Environmental Compliance
	a.	Environmental Laws
	b.	Tenant’s Responsibility
	c.	Tenant’s Liability
	d.	Limitation on Tenant’s Liability
	e.	Inspections by Landlord
	f.	Landlord’s Liability
	g.	Property
	h.	Tenant’s Liability after Termination of Lease
Section 22:		Default
	a.	Tenant’s Default
	b.	Landlord’s Remedies
	c.	Attorneys Fees
	d.	No Accord and Satisfaction
	e.	No Reinstatement
	f.	Summary Ejectment
Section 23:		Multiple Defaults
	a.	Loss of Option Rights
	b.	Increased Security Deposit
	c.	Effect on Notice Rights and Cure Periods
Section 24:		Bankruptcy
	a.	Trustee’s Rights
	b.	Adequate Assurance
	c.	Assumption of Lease Obligations
Section 25:		Notices
	a.	Addresses
	b.	Form; Delivery; Receipt
	c.	Address Changes
	d.	Notice by Legal Counsel
Section 26:		Holding Over
Section 27:		Right to Relocate
	a.	Substitute Premises
	b.	Notice
	c.	Upfit of Substitute Premises
	d.	Relocation Costs
	e.	Lease Terms
	f.	Limitation on Landlord’s Liability
Section 28:		Right of First Offer
Section 29:		Right to Renew
Section 30:		Termination Option
Section 31:		Broker Commissions
	a.	Brokers
	b.	Landlord’s Obligation
	c.	Indemnity
Section 32:		Miscellaneous
	a.	No Agency
	b.	Force Majeure
	c.	Building Standard Improvements
	d.	Limitation on Damages
	e.	Satisfaction of Judgments Against Landlord
	f.	Interest
	g.	Legal Costs

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	h.	Sale of Premises or Building
	i.	Time of the Essence
	j.	Transfer of Security Deposit
	k.	Tender of Premises
	l.	Tenant’s Financial Statements
	m.	Recordation
	n.	Severability
	o.	Binding Effect
	p.	Entire Agreement
	q.	Good Standing
	r.	Terminology
	s.	Headings
	t.	Choice of Law
	u.	Effective Date
	v.	Landlord’s Lien
	w.	Joint and Several
	x.	No Construction Against Preparer
Section 33:		Special Conditions
Section 34:		Addenda and Exhibits
	a.	Lease Addendum Number One — Landlord’s Work
	b.	Lease Addendum Number Two — Operating Expense Pass Throughs
	c.	Exhibit A — Premises
	d.	Exhibit B — Rules and Regulations
	e.	Exhibit C — Commencement Agreement
	f.	Exhibit D — Insurance Certificate
	g.	Exhibit E — Liens and Encumbrances
	h.	Exhibit F — Temporary Space and Additional Landlord’s Work
	i.	Exhibit G — Parapet Sign

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State of North Carolina:

County of Wake:

OFFICE LEASE

THIS LEASE (“Lease”), made this 31st day of July, 2009, by and between A & G/Slater Road, Inc., a North Carolina corporation (“Landlord”) and Quixote Transportation Technologies, Inc., a Delaware corporation (“Tenant”), provides as follows:

1.                              BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

a.	Premises.
		Rentable Square Feet:	10,000
		Usable Square Feet:	9,091
		Core Area Factor (R/U ratio)	1.10
		Suite:	200
		Building:	Slater Road Office Building
		Street Address:	2880 Slater Road
		City/County:	Morrisville/Wake
		State/Zip Code:	North Carolina/ 27560

b.	Term.	Number of Months:	67
		Commencement Date:	December 1, 2009
		Expiration Date:	June 30, 2015, as the same may be shortened or extended as herein provided

c.	Permitted Use.

General office, including an electronic equipment laboratory not to exceed 400 square feet and located as shown on the attached Exhibit “F” and containing work benches, one to two soldering stations, computers, special electrical and radio testing frequency equipment for the sole purpose of building circuit board prototypes, in conjunction with Tenant’s business of transportation management and any other lawful office use consented to by Landlord, such consent not to be unreasonably withheld, delayed or conditioned

d.	Occupancy Limitation.		No more than four persons per one thousand (1,000) rentable square feet.

e.                                      Base Rent. The minimum base rent for the Term is $760,241.92, payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

TERM	RATE	MONTHLY RENT	CUMULATIVE RENT
12/1/09-2/28/10			Rent Abated
3/1/10-11/30/10	$14.50	$12,083.34	$108,750.06
12/1/10-12/31/10			Rent Abated
1/1/11-11/30/11	$14.50	$12,083.34	$132,916.74
12/1/11-12/31/11			Rent Abated
1/1/12-11/30/12	$14.94	$12,450.00	$136,950.00
12/1/12-12/31/12			Rent Abated
1/1/13-11/30/13	$15.39	$12,825.00	$141,075.00
12/1/13-12/31/13			Rent Abated
1/1/14-11/30/14	$15.85	$13,208.34	$145,291.74
12/1/14-6/30/15	$16.33	$13,608.34	$95,258.38
		BASE RENT: $760,241.92

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If Tenant is in default of this Lease after any applicable notice and cure period, then in addition to all other rights and remedies of Landlord contained herein, all abated rent shall immediately become due and payable in full by Tenant to Landlord, including without limitation abated rent for any period both before and after the date of such default.  If, during the period that Base Rent is to be abated as provided in this Section 1e, Base Rent is abated, in whole or in part, pursuant to any other provisions of this Lease, then such period of time shall be extended to the extent that such Base Rent are otherwise so abated.

f.	Rent Payment Address.	A & G/Slater Road, Inc.
c/o Atlantic Investment Management, LLC
4104 Atlantic Avenue, Suite 140
Raleigh, North Carolina 27604
Attn: Rental Business Manager
Facsimile #: 919/876-2448

g.	Security Deposit.	$12,083.34

h.	Business Hours.	8:00 A.M. to 6:00 P.M. Monday through Friday (excluding National and State Holidays).

i.	Electrical Service.	Electrical circuits for convenience outlets as exist in the Premises on the Commencement Date.

j.	After Hours HVAC Rate.	$18.00 per hour, per zone, with a minimum of two (2) hours per occurrence.

k.	Parking.

Not less than four unreserved spaces per 1000 rentable square feet of the Premises.  In addition, Landlord will provide four reserved parking spaces for Tenant’s sole use at a mutually agreeable location.  Landlord will not bear any additional responsibility or liability due to Tenant’s sole use of the spaces.

l.	Notice Addresses.

	LANDLORD:	A & G/Slater Road, Inc.
c/o Atlantic Investment Management, LLC
4104 Atlantic Avenue, Suite 140
Raleigh, North Carolina 27604
Attn: Rental Business Manager
Facsimile #: 919/876-2448

	TENANT:	Prior to Commencement Date:

Quixote Transportation Technologies, Inc.
4021 Stirrup Creek Drive
Suite 100
Durham, North Carolina 27703
Attn: Mike Corbett

From and after Commencement Date:

Quixote Transportation Technologies, Inc.
2880 Slater Road, Suite 200
Morrisville, NC 27560
Attn: Mike Corbett

m.	Brokers.	Ryan Lawrence
Jones Lang LaSalle — Carolinas, LLC
Fred Dickens
Coldwell Banker Trademark Commercial

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2.                                LEASED PREMISES.

a.                                      Premises. Subject to the terms and conditions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a and as more particularly shown on Exhibit A, attached hereto.  The foregoing notwithstanding, so long as this Lease remains in full force and effect and Tenant is not in default hereunder beyond any applicable notice and cure period, until another bona fide third-party tenant leases the corner suite as shown on Exhibit A and the space is needed by Landlord in preparation therefor, and upon at least ten (10) days prior notice to Tenant and the Landlord constructing the walls to create the two additional offices shown on Exhibit F as provided below, the Premises shall include the two offices within such space as set forth in Exhibit F (the “Temporary Offices”) together with ingress and egress rights thereto.  Tenant shall not be obligated to pay any Base Rent or Additional Rent for such additional space, but all other obligations, provisions, covenants, insurance requirements and indemnities set forth herein shall apply to such Temporary Offices as if such were part of the Premises, but such Temporary Offices shall not be included in any memorandum of lease recorded in connection with this Lease.  Upon the Temporary Offices no longer being available to Tenant based on Landlord leasing such additional space, and Landlord needing such space in preparation therefor, and upon at least ten (10) days prior notice to Tenant, Landlord, at its cost and expense, shall, prior to Tenant being obligated to vacate the same, construct the walls to create the two additional offices shown on Exhibit F.

b.                                     Rentable Square Foot Determination. The parties acknowledge that all square foot measurements are approximate and agree that the square footage figures in Section 1a shall be conclusive for all purposes with respect to this Lease, provided that, anything to the contrary contained in this Lease notwithstanding, if Landlord adds to the rentable square footage of the Building at any time, then Tenant’s Proportionate Share shall be proportionately reduced, using the same method of calculating rentable square footage as was used to determine the rentable square footage of the Building and Premises initially.

c.                                       Common Areas. Tenant shall have non-exclusive access to the common areas of the Building. The common areas generally include space that is not included in portions of the Building set aside for leasing to tenants or reserved for Landlord’s exclusive use, including entrances, hallways, lobbies, elevators, restrooms, walkways, parking areas and plazas (“Common Areas”). Landlord has the exclusive right, to be exercised reasonably, to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions. Tenant shall not interfere with the rights of others to use the Common Areas.  All use of the Common Areas shall be subject to any rules and regulations promulgated by Landlord attached hereto as Exhibit B or any additional reasonable rules and regulations of which Tenant has reasonable advance notice and which are not contrary to the express terms of this Lease and uniformly applicable to all tenants in the Building.

3.                              TERM.

a. Commencement and Expiration Dates. The Lease Term commences on the Commencement Date and expires on the Expiration Date, as set forth in Section 1b.

b. Adjustments to Commencement Date. The Commencement Date shall be adjusted as follows:

i.                                If Tenant requests possession of the Premises or a portion thereof prior to the Commencement Date, and Landlord consents, which consent shall not be unreasonably withheld, delayed or conditioned, the Commencement Date shall be the date of possession.  All Rent and other obligations under this Lease shall begin on the date of possession (proportionately, if only a portion of the Premises is occupied by Tenant), but the Expiration Date shall remain the same; provided that if Tenant is only occupying a portion of the Premises as of the date that otherwise would be the Commencement Date but for the earlier partial possession, then full Rent and other obligations under this Lease shall commence on the date that otherwise would have been the Commencement Date but for the earlier partial possession.

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ii.                             If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Commencement Date, then the Commencement Date, Expiration Date, and all other dates that may be affected by their change (including without limitation the dates set forth in Section 1(e) above), shall be revised to conform to the date of Landlord’s delivery of possession of the Premises to Tenant and delayed by the same number of days that the Commencement Date is delayed. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession.

c.  Termination by Tenant for Failure to Deliver Possession. In the event Landlord is unable to deliver possession of the Premises within ninety (90) days after the original Commencement Date set forth in the first sentence of this Section 3 (excluding any delays resulting from force majeure (not to exceed thirty (30) additional days) or caused by Tenant “Excused Delays”), then Tenant may terminate this Lease by giving notice to Landlord within one hundred twenty (120) days of the original Commencement Date (excluding any delays resulting from force majeure (not to exceed thirty (30) additional days) and Excused Delays); provided that if Landlord tenders possession of the Premises to Tenant prior to Tenant exercising such termination right, such termination right shall be deemed waived and of no further force or effect.

d.  Delivery of Possession. Unless otherwise specified in the Workletter attached as Lease Addendum Number One, “delivery of possession” of the Premises shall mean the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant as evidenced by a permanent or temporary Certificate of Occupancy issued by proper governmental authority with all of the work in the Workletter substantially completed and in broom clean condition and otherwise in the same condition as of the date hereof, ordinary wear and tear excepted, free of other occupants, or (ii) the date Landlord could have had the Premises ready had there been no Excused Delays.

e.  Adjustment of Expiration Date. If the Expiration Date does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term provided that Landlord notifies Tenant of such election within thirty (30) days after the Commencement Date.  Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

f. Right to Occupy. Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) payment of Security Deposit, (iii) execution and delivery of any required Guaranty of Lease, and (iv) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises are located (if different). Tenant’s failure to comply with these (or any other of Tenant’s conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

g.  Commencement Agreement. The Commencement Date, Term, and Expiration Date may be set forth in a Commencement Agreement similar to Exhibit C, attached hereto, to be prepared by Landlord and executed by the parties.

4.                              USE.

a.                                      Permitted Use. The Premises may be used only for general office purposes, including an electronic equipment laboratory not to exceed 400 square feet and located as shown on the attached Exhibit “F” and containing work benches, one to two soldering stations, computers, special electrical and radio testing frequency equipment for the sole purpose of building circuit board prototypes, in conjunction with Tenant’s business of transportation management, and otherwise in connection with Tenant’s Permitted Use as defined in Section 1c and in accordance with the Occupancy Limitation as set forth in Section 1d.

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b.                                     Prohibited Uses. Tenant shall not use the Premises:

i.                                In violation of any restrictive covenants which apply to the Premises as identified on Exhibit E attached hereto and made a part hereof, and future restrictions upon reasonable advance notice to Tenant provided the same do not unreasonably interfere with the use and enjoyment of the Premises and Common Areas by Tenant for its Permitted Use (“Restrictive Covenants”).

ii.                             In any manner that constitutes a nuisance or trespass;

iii.                          In any manner other than normal office usage which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord’s insurance premiums which results from Tenant’s use of the Premises other than normal office usage, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord, within five (5) business days after demand, the amount of such increase shall be an event of default;

iv.                         In any manner that creates unusual demands for electricity, heating or air conditioning, unless consented to by Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; or

v.                            For any purpose except the Permitted Use, unless consented to by Landlord in writing.

c.                                      Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  No such consent will be given if Landlord determines, in its reasonable opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter. If High Demand Equipment used in the Premises by Tenant affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant, provided reasonable advance notice is given to Tenant and Tenant fails to cure the same within such time period prior to Landlord’s incurring any such expenses. All costs and expenses relating to High Demand Equipment and Landlord’s administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant within five (5) business days after demand.  If Tenant installs a supplemental HVAC unit in its Premises, the supplemental HVAC unit will be considered High Demand Equipment, be separately metered with metered charges being paid by Tenant, and both the meter and unit shall be maintained by Tenant.

5.                              RENT.

a.                                      Payment Obligations.  Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i.                              Rent payments shall be sent to the Rent Payment Address set forth in Section 1f.

ii.                           Rent shall be paid without previous demand or notice and without set off or deduction except to the extent otherwise herein provided. Tenant’s obligation to pay Rent under this Lease is completely separate and independent from any of Landlord’s obligations under this Lease except to the extent otherwise provided herein.

iii.                        If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the

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Commencement Date falls, and (ii) due and payable on the Commencement Date.  A similar proration shall be made if the Term expires or is terminated prior to the end of a calendar month.

iv.                       If Rent is not received within five (5) days after the due date (not including any accelerated Rent due to a default by Tenant hereunder), Landlord shall be entitled to an overdue payment charge in the amount of five percent (5%) of the Rent due.  In addition, if Rent is not received within fifteen (15) days after the due date (not including any accelerated Rent due to a default by Tenant hereunder), Landlord shall be entitled to an overdue payment charge in the amount of an additional fifteen percent (15%) of the Rent due.

v.                          If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

b.                                     Base Rent.  Tenant shall pay Base Rent as set forth in Section 1e.

c.                                      Additional Rent.  In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, the following:

i.                             Tenant’s Proportionate Share of the increase in Landlord’s Operating Expenses over the Base Year as set forth in Lease Addendum Number Two;

ii.                          Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; and

iii.                       Any construction supervision fees in connection with the construction of Tenant Improvements or alterations to the Premises as provided in Section 8(d) provided that no such fees will be charged for any work being performed by Landlord under the Workletter.

6.                             SECURITY DEPOSIT.

a.                                      Amount of Deposit. Tenant shall deposit with Landlord a Security Deposit in the amount set forth in Section 1g, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder.  The Security Deposit shall not bear interest.

b.                                     Application of Deposit. If Tenant at any time fails to perform any of its obligations under this Lease, including its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, and such failure continue uncured beyond any applicable cure periods then Landlord may, at its option, apply the Security Deposit (or any portion) to cure Tenant’s default or to pay for damages caused by Tenant’s default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant’s breach. The application of the Security Deposit shall not limit Landlord’s remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord.  Landlord shall promptly provide an itemized statement to Tenant for any use of the Security Deposit.

c.                                      Refund of Deposit. Unless Landlord uses the Security Deposit to cure a default of Tenant, to pay damages for Tenant’s breach of the Lease, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or any termination of the Lease, all as permitted by this Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit the Security Deposit against any month’s Rent.

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7.                             SERVICES BY LANDLORD.

a.                                      Base Services. Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants the following services:

i.                             Water for drinking, lavatory and toilet purposes.

ii.                          Electricity for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, dictating equipment, adding machines and calculators, and general service non-production type office copy machines; provided that Landlord shall have no obligation to provide more than the amount of power for convenience outlets and the number of electrical circuits as set forth in Section 1i.

iii.                      Operatorless elevator service.

iv.                      Building standard fluorescent lighting composed of 2’ x 4’ fixtures;  Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

v.                          Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during Business Hours as set forth in Section 1h (sometimes herein referred to as “business hours”).

vi.                       After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j, with such charges subject to commercially reasonable annual increases as determined by Landlord.

vii.                    Janitorial services five (5) days a week (excluding National and State holidays) after Business Hours.

viii.                A reasonable pro-rata share of the unreserved parking spaces of the Building, equal to the Parking specified in Section 1k, for use by Tenant’s employees and visitors in common with the other tenants and their employees and visitors. In addition, Tenant shall have four (4) reserved parking spaces of the Building as provided in Section 1k; provided that Tenant hereby waives and releases Landlord from any liability arising in connection with the use of such reserved parking spaces by Tenant, its employees, officers, principals, agents, contractors or invitees, except for liability arising from the gross negligence or willful misconduct of Landlord; provided further that Tenant hereby indemnifies Landlord for any loss, cost, claim, suit or expense (including reasonable attorneys’ fees) relating to the use of the reserved parking spaces by Tenant, its employees, officers, principals, agents, contractors or invitees, except for liability arising from the gross negligence or willful misconduct of Landlord.

Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any disruption in utilities unless such disruption is caused by Landlord’s or its agents, employees and contractor’s gross negligence or willful misconduct.  In the event of such an interruption (and except as set forth in the immediately preceding sentence), Landlord’s sole obligation shall be to exercise commercially reasonable efforts to cause the utility to once again be provided by the applicable utility provider.

b.                                      Landlord’s Maintenance. Landlord shall maintain and shall make all repairs and replacements reasonably necessary to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 8. The foregoing notwithstanding, Landlord’s maintenance, repair and replacement obligations shall, without limitation, include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.  Landlord shall maintain, repair and operate the Building and Common Areas in a manner as similar properties in the area are maintained, repaired and operated.

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c.                                       No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant.  The foregoing notwithstanding, (a) if any such service is not continuously provided as a result of the negligence or intentional misconduct of Landlord or its agents, employees or contractors such that the Premises are untenantable in whole or in part for more than five (5) consecutive business days, then Tenant shall notify Landlord in writing that Tenant intends to abate rent, and (b) if such utilities or services have not been restored within five (5) days of Landlord’s receipt of Tenant’s notice, without regard to Section 22(g) below, then Rent shall abate proportionately on a per diem basis for each day during which the Premises are so untenantable and, if such discontinuance is material and continues beyond seventy five (75) days, without regard to the provisions of Section 22(g) below, Tenant shall be entitled to terminate this Lease at any time thereafter upon notice to Landlord. Landlord agrees to cooperate reasonably with Tenant to restore any such discontinued service as soon as reasonably practicable.  Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) to the extent reasonably necessary for required maintenance and safety inspections, and in cases of emergency; however, Landlord shall not allow such shut downs to occur during Business Hours except in the case of an emergency or extraordinary circumstances and for any shut down Landlord shall make reasonable efforts to minimize the impact on Tenant’s use and enjoyment of the Premises and Common Areas.

d.                                     Tenant’s Obligation to Report Defects. Tenant shall report to Landlord promptly any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same.

e.                                      Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service, unless such damage is a result of Landlord’s failure to repair in a timely manner or take reasonable steps to have such items repaired in a timely manner, after Landlord has written notice of such defects or necessary repairs from Tenant, or otherwise due to the gross negligence or intentional misconduct of Landlord or its agents, employees or contractors.

8.                             TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES.

a.                                      Acceptance of Premises. Except as may be specifically set forth in this Lease and subject to the terms of the attached Workletter, if any, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant’s intended use, and (iii) constitutes Tenant’s acceptance of the Premises “as is”.  Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Workletter or the remainder of this Lease.

b.                                     Move-In Obligations. Tenant shall schedule its move-in with Atlantic Investment Management, LLC, or any other property manager of which Landlord gives Tenant at least five (5) business days advance notice (the Landlord’s “Property Manager”). Unless otherwise approved by Landlord’s Property Manager, such approval not to be unreasonably withheld, delayed or conditioned, move-in shall not take place during Business Hours. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be reasonably coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations.  Any damage or destruction to the Building or the Premises due to moving by Tenant will be the sole responsibility of Tenant.

c.                                      Tenant’s Maintenance. Tenant shall: (i) keep the Premises and fixtures in the same order as when delivered to Tenant or after any work which Tenant is not obligated to remove (subject to Tenant’s right to remove the same) is completed, ordinary wear, loss or damage by fire or other casualty, damage or loss from a taking or sale in lieu thereof, damage resulting from the negligence or willful acts of Landlord or its employees, contractors or agents and any other maintenance, repairs and replacements for which Landlord is responsible or Tenant is excused under this Lease excepted; (ii) make repairs and replacements to the

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Premises or Building needed because of Tenant’s or any officer, agent, employee, contractor, servant, invitee or guest of Tenant’s misuse or negligence; (iii) repair and replace Non-Standard Improvements, including any special equipment or decorative treatments, installed by or at Tenant’s request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.  Except to the extent otherwise provided in this Lease, Tenant shall also be solely responsible for maintaining the following items, if installed in the Premises: (i) ice machines; (ii) sump pumps; (iii) refrigerators; (iv) dishwashers; (v) garbage disposals; (vi) coffee machines and microwaves; (v) sinks and faucets; (vi) water filter and purification systems; (vii) all kitchen drain lines; (viii) executive restrooms; (ix) Simplex (or key pad) locks; (x) security access systems or alarm systems; (xi) Tenant specific hot water heaters; and (xii) showers and spas.  Tenant shall maintain these items in good working order except to the extent otherwise provided in this Lease.

d.                                     Alterations to Premises. Tenant shall make no structural or interior alterations to the Premises unless consented to by Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided that Landlord shall be entitled to approve or disapprove in its sole and absolute discretion any proposed alterations to the structure of the Premises or Building, the exterior of the Premises or the mechanical, electrical or plumbing systems of the Premises or Building. If Tenant requests such alterations, then Tenant shall provide Landlord’s Property Manager with a complete set of construction drawings. If Landlord consents to the alterations, then the Property Manager shall determine the actual cost of the work to be done (to include a construction supervision fee to be paid to Landlord in the amount of 10% of the cost of the construction). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations.  All such alterations are subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned; provided that Landlord shall be entitled to approve or disapprove in its sole and absolute discretion any proposed alterations to the structure of the Premises or Building, the exterior of the Premises or the mechanical, electrical or plumbing systems of the Premises or Building. Notwithstanding the foregoing, Landlord’s consent shall not be required for alterations to painting and carpeting or other interior, non-structural alterations that do not exceed $25,000 in value, so long as the alterations do not affect the Building systems or decrease the value of the Premises, Tenant uses contractors reasonably approved by Landlord, Tenant provides Landlord with “as built” or working drawings for any material modifications and Tenant notifies Landlord prior to making such alterations.

e.                                      Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in the condition it is required to maintain the same pursuant to Section 8(c) above, and (ii) restore the Premises at Tenant’s sole expense to such condition. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant’s restoration obligation. Landlord, however, may elect to require Tenant to leave any Non-Standard Improvements in the Premises provided that Tenant is given at least thirty (30) days prior written notice thereof prior to the expiration of the Lease or, if the Lease, is terminated, as soon as reasonably possible, unless at the time of such Non-Standard Improvements were installed, Landlord agreed in writing that Tenant could remove such improvements. Tenant shall repair any damage caused by its removal of any Non-Standard Improvements. “Non-Standard Improvements” means such items installed by or for Tenant (not including any work performed by Landlord under the Workletter) such as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (v) equipment racks, (vi) alterations installed by or at the request of Tenant after the Commencement Date, and (vii) any other improvements that are not part of the Building Standard Improvements.

f.                                        Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand.

g.                                     Construction Liens. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises.  NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS

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FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.  Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after Tenant receives notice of the filing thereof.  Should Tenant fail to discharge the lien within such ten (10) day period, then Landlord may discharge the lien.  The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand.  The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

h.                                     Communications Compliance. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant.  Unless Landlord requests otherwise or consents in writing, which  consent shall not be unreasonably withheld, delayed or conditioned, all of Tenant’s telecommunications equipment shall be located and remain solely in the Premises.  Landlord shall not have any responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected except to the extent arising from Landlord’s or its agents’, employees’, or contractors’ negligence or intentional misconduct.  Tenant agrees that, to the extent any telecommunications service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto except to the extent arising from Landlord’s or its agents’, employees’, or contractors’ negligence or intentional misconduct.  Landlord shall have the right, upon reasonable prior oral or written notice to Tenant, to interrupt or turn off telecommunications facilities to the extent reasonably necessary in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building, provided that Landlord shall make reasonable efforts to minimize the impact on Tenant’s use and enjoyment of the Premises and Common Areas.  In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, the provider shall not be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  Landlord’s approval may be conditioned in such a manner to as to reasonably protect Landlord’s financial interests, the interest of the Building, and the other tenants therein.  The refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease if reasonable.  The provision of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.  Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones and wireless modems), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  Landlord’s consent may be conditioned in such a manner so as to reasonably protect Landlord’s financial interests, the interests of the Building, and the other tenants therein.  At Landlord’s option, Tenant may be required to remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal at the expiration or termination of the Lease and at Tenant’s sole cost, provided that Tenant is given at least thirty (30) days prior written notice thereof prior to the expiration of the Lease or, if the Lease, is terminated, as soon as reasonably possible.

i.                                         Mold.  Tenant shall be responsible for taking appropriate and timely measures to prevent the growth of mold and mildew within the Premises that result from its use or occupancy of the Premises, including but not limited to (1) preventing moisture accumulation in the Premises by Tenant’s personal equipment, including on windows, walls and other surfaces; (2) promptly reporting any malfunction of the heating or air conditioning system in the Premises of which Tenant becomes aware; (3) not obstructing the heating and air conditioning system from performing as designed; (4) promptly reporting any water intrusion or accumulation or other moisture accumulation in or about the Premises of which Tenant becomes aware; and (5) promptly reporting any visible mold in the Premises.  Except for matters arising from the negligence or willful acts of Landlord, and its employees, agents, contractor, invitees or licensees, Tenant shall indemnify Landlord and hold Landlord harmless from and against any

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and all losses, liabilities, including strict liability, obligations, damages, injuries, costs, expenses, including reasonable attorneys’ fees, costs of settlement or judgments and claims of any kind whatsoever paid, incurred or suffered by, or asserted against Landlord by any person, entity, or governmental agency for, with respect to, or as a direct or indirect result of the presence of mold or mildew in the Premises or any adjacent portions of the Building as a result of the acts or omissions of Tenant.

9.                             PROPERTY OF TENANT.

a.                                      Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant’s equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises.

b.                                     Removal. Provided Tenant is not in default and subject to the terms and provisions of Section 8(e), Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

10.                       SIGNS.

Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided that, Landlord shall be deemed to be reasonable in disapproving any signage that is larger than, more numerous than, of a differing style from or in a location the differs from signage ordinarily and customarily provided to comparably sized tenants of comparable office buildings.  The foregoing notwithstanding, the exterior building parapet signage may be similar to that shown on Exhibit G attached hereto and made a part hereof.  Door, one monument panel of the same size as a single current panel on the Building’s monument sign, and directory signage shall be provided and installed by the Landlord in accordance with building standards at Landlord’s expense, unless otherwise provided in the Workletter attached as Lease Addendum Number One.  In the event that Tenant elects to utilize any exterior building parapet signage, Landlord will contribute three thousand dollars ($3,000.00) towards Tenant’s building parapet signage cost promptly after request by Tenant.  Any exterior signage shall be subject to building standards, Town ordinances, and codes.  Prior to the Commencement Date, Landlord shall install one monument panel of the same size a single current panel on the Building’s monument sign and door and directory signage as set forth above at Landlord’s sole cost, in locations and designs reasonably acceptable to the parties.

11.                       ACCESS TO PREMISES.

a.                                      Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations.  Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-business hours compromise the security of the Building.

b.                                     Landlord’s Access. Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, provided that Landlord shall exercise reasonable efforts to not unreasonably interfere with Tenant’s use and enjoyment of the Premises and the Common Areas, to the extent reasonably possible, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers.  Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times upon reasonable oral notice to show prospective tenants.

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c.                                      Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency that does not allow for any advance notice provided that Landlord shall give Tenant notice thereof promptly thereafter.

12.                       TENANT’S COMPLIANCE.

a.                                      Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting Tenant’s use and occupancy of the Premises or affecting alterations to the Premises made by Tenant, whether now existing or hereafter enacted.

b.                                     Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit B.  The Rules and Regulations may be reasonably modified from time to time by Landlord, effective ten (10) days after the date delivered to Tenant, provided such rules are uniformly applicable to all tenants in the Building.  Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

13.                       ADA COMPLIANCE.

a.                                       Tenant’s Compliance. After the Commencement Date, Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises by Tenant or alteration of the Premises made by Tenant to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the “ADA”) with respect thereto.  Landlord represents that the Premises and the Common Areas are in compliance with the ADA as of the Commencement Date as such relate to ordinary and customary office use for comparable buildings.

b.                                      Landlord’s Compliance. Landlord, at Landlord’s sole expense, shall use all reasonable efforts to meet the requirements of the ADA as it applies to the Common Areas and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises except to the extent otherwise herein provided. Landlord shall not be required to make changes to the Common Areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

c.                                       ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

14.                       INSURANCE REQUIREMENTS.

a.                                      Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, and Tenant, Commercial General Liability Insurance (current ISO Form or its equivalent) with a combined single limit of at least ONE MILLION DOLLARS each Occurrence and at least TWO MILLION DOLLARS ($2,000,000) General Aggregate-per policy year, which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall include contractual liability coverage.  Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient.

b.                                     Tenant’s Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property at the Premises for full replacement value and with coinsurance waived.  For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures at the Premises, and any Non-Standard Improvements to the Premises.  Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s Property, regardless of the cause of the loss or damage, to the extent provided in Section 14(g) below.

c.                                      Certificates of Insurance. Prior to occupying the Premises, and prior to any cancellation thereof during the Term, Tenant shall deliver to Landlord certificates similar to that provided in Exhibit D attached to this Lease and incorporated here for reference or other

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evidence of insurance reasonably satisfactory to Landlord.  All such policies shall be non-assessable to Landlord and shall contain language to the extent obtainable that: (i) names Lessor as an additional insured by means of an endorsement at least as broad as the ISOs “Additional Insured-Managers or Lessors of Premises” Endorsement, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the insurer shall endeavor to provide thirty (30) days notice to Landlord prior to policy being cancelled or non-renewed.  If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

d.                                     Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with, unless otherwise reasonably agreed to by Landlord, a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord as an additional insured on the liability policies as its interest may appear [provided that other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurer shall endeavor to provide thirty (30) days notice to Landlord prior to policy being cancelled or non-renewed; (iv) be primary policies; (v) name Lessor as an additional insured to the liability insurance by means of an endorsement at least as broad as the ISOs “Additional Insured-Managers or Lessors of Premises” Endorsement; (vi) have no have no deductible or self-insurance retention exceeding ONE HUNDRED THOUSAND DOLLARS ($100,000), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

e.                                      Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building, with commercially reasonable deductibles.

f.                                        Landlord’s Liability Insurance.  Throughout the Term, Landlord, at its sole cost and expense, shall keep or cause to be kept Commercial General Liability Insurance (current ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per policy year of at least TWO MILLION DOLLARS ($2,000,000) (or such greater amount as is required by the Restrictive Covenants), which policy shall insure against liability of Landlord arising out of and in connection with the use of the Building and Common Areas on an occurrence basis.  Upon written request, Landlord shall provide Tenant with appropriate evidence of such insurance coverage and the coverage provided in Section 14(e) above, which shall be in the form of a standard ISO insurance certificate and, for such property insurance, showing rights of subrogation waived against Tenant.

g.                                     Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors, and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage is payable either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance carried by either Landlord or Tenant (or would have been paid had such insurance as required by this Lease been in place).  All policies of property insurance carried or maintained pursuant to this Lease shall contain or be endorsed to contain a provision whereby the insurer waives all rights of subrogation against either Tenant or Landlord, as the case may be.  If any provision relating to a waiver of subrogation as set forth in this Section 14(f) shall contravene any present or future law with respect to exculpatory agreements, the liability of the party affected shall be deemed not released, but shall be secondary to the other’s insurer.

15.                       INDEMNITY.  Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant and Landlord agree as follows:

a.                                       Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other

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thing done, permitted or suffered by Tenant in or about the Premises or the Building other than claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to Tenant’s violation of an unrecorded agreement of which Tenant has no actual knowledge between the Landlord (and/or its predecessors in title) and any third party or by which Landlord is otherwise bound, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease which continues uncured beyond any applicable cure period, or (iii) any misconduct or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant in or about the Premises, the Common Areas or the Building.

Landlord shall indemnify and hold harmless Tenant from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to any misconduct or neglect of Landlord, or any officer, agent, employee or contractor of Landlord in or about the Premises, the Common Areas or the Building.

b.                                     Defense Obligation. If any such action is brought against either indemnified party, then the other party, upon notice from the indemnified party, shall defend the same through counsel selected by the indemnified party’s insurer, or other counsel acceptable to the indemnified party.  The provisions of this Section shall survive the termination of this Lease.

16.                       QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease within any applicable cure periods. Provided that the same does not unreasonably interfere with Tenant’s use and enjoyment of the Premises and the Common Areas, no action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises not in breach of this Lease by Landlord, shall be deemed a breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed.  Landlord represents and warrants to Tenant that (a) it is a duly organized and existing North Carolina corporation; (b) to its actual knowledge it is seized of the Premises in fee, subject to the liens and encumbrances set out on Exhibit “E,” (c) it has entered into this agreement by the authority of its Board of Directors, and (d) there are no pending or, to the best of Landlord’s knowledge, threatened condemnation proceedings or other litigation or proceedings against or affecting any part of the Building or Common Areas that could have an adverse effect on Tenant’s use and enjoyment of the Premises and Common Areas.

17.                       SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

a.                                      Subordination and Attornment. Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may hereafter be in effect regarding the Building and the real property on which it is situate or any component thereof (“ground lease”), to any deed of trust or mortgage hereafter encumbering the Premises or the Building and the real property on which it is situate or any component thereof (“mortgage”), to all advances made or hereafter to be made upon the security of such ground or underlying lease or deed of trust or mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such ground or underlying lease or deed of trust or mortgage, and to any replacements and substitutions for such deed of trust or mortgage; provided that such lender or ground lessor shall not disturb Tenant’s possession so long as Tenant is not in default of this Lease beyond any applicable notice and cure period.  The terms of this provision shall be self-operative and no further instrument of subordination shall be required.  However, Tenant agrees to execute within ten (10) days after request to do so from Landlord or its mortgagee an agreement:

i.                             Making this Lease superior or subordinate to the interests of the mortgagee;

ii.                          Agreeing to attorn to the mortgagee;

iii.                       Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

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iv.                       Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord’s interest is so acquired;

v.                         Agreeing to attorn to any successor Landlord; and

vi.                     Containing such other agreements and covenants on Tenant’s part as Landlord’s mortgagee may reasonably request.

b.                                     Non-Disturbance. Upon written request by Tenant, Landlord shall exercise reasonable efforts to obtain a commercially reasonable non-disturbance agreement from any holder of such a mortgage or ground lease. Tenant’s obligation to execute a subordination and attornment agreement as set forth above is conditioned upon the mortgagee’s or ground lessor’s agreement not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease within any applicable cure periods.

c.                                      Estoppel Certificates. Tenant agrees to execute within ten (10) days after request, and as often as requested, estoppel certificates confirming any factual matter reasonably requested by Landlord which is true and is within Tenant’s knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iv) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (v) any default or breach by Landlord, and (vi) whether this Lease, together with any modifications or amendments, is in full force and effect.  Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

Within ten (10) days following receipt of a written request from Tenant, Landlord shall execute and deliver to Tenant, without cost to Tenant, an estoppel certificate in such form as Tenant may reasonably request certifying (a) that this Lease is in full force and effect, if true, and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Landlord’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease.  Such estoppel may be relied upon by Tenant and by any assignee or subtenant or other party reasonably requesting the same.

18.                       ASSIGNMENT — SUBLEASE.

a.                                      Landlord Consent. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided that Landlord may withhold consent to any relevant proposed assignment or sublease on any of the following grounds: (i) in Landlord’s sole but good faith judgment the proposed assignee or sublessee shall not have a good reputation in the area, shall not be financially capable of fulfilling its obligation under this Lease, and/or shall not have experience in successfully operating a business of the type and size which such proposed assignee or sublessee proposes to conduct in the Demised Premises; or (ii) the assignment or sublease is to another current tenant, subtenant or other occupant of the Building or any property owned by Landlord or any entity under common control with Landlord and located within one (1) mile of the Building, or to any party with whom Landlord or any entity under common control with Landlord or their agents or brokers have discussed the leasing of space in the Building or any property owned by Landlord or any entity under common control with Landlord and located within one (1) mile of the Building during the six (6) months prior to Tenant’s proposed assignment or sublet; provided that Landlord or any entity under common control with Landlord then has suitable and available space within one or more of such buildings for such prospective assignee/sublessee.

b.                                     Definition of Assignment. For the purpose of this Section 18, the word “assignment” shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning fifty percent (50%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a

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controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more.  The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant’s stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

c.                                      Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all or substantially all of Tenant’s assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor if surviving remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant at the time, and continues the same Permitted Use as provided under Section 4.

d.                                     Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

e.                                      Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

f.                                        Limitation on Rights of Assignee/Sublessee. Any sublease for which Landlord’s consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, or similar options, unless specifically provided for in the consent.

g.                                     Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

h.                                     Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default.  The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between sublessee and Landlord or give sublessee any greater estate or right to the Premises than contained in its Sublease.  If requested and commercially reasonable, Landlord shall enter into a reasonable non-disturbance and attornment agreement with any approved or permitted sublessee.  To the extent requested by Tenant in written notice to Landlord, Landlord shall provide any assignee of this Lease or any such sublessee with written notice of any default by Tenant under this Lease, and the same opportunity to cure such default as provided to Tenant, if applicable, in Section 22 below, and Landlord shall accept performance by any such assignees or subtenants as if such performance were rendered by Tenant. To the extent requested by Tenant in written notice to Landlord, Landlord shall provide Tenant with written notice of any default by any assignee, and the same opportunity to cure such default as provided in Section 22 below, if applicable, and Landlord shall accept performance by Tenant.  Tenant, upon curing such default, shall be entitled, at its option, at any time thereafter to regain possession of the Premises upon assignee agreeing in writing with Landlord that Tenant can so regain possession of the Premises.  Any provision by which Landlord waives any rights or agrees to indemnify, hold harmless and/or defend Tenant shall also apply in favor of any permitted assignee of Tenant hereunder.  Tenant shall cause any sublessee to enter into an agreement with Landlord whereby Landlord and such sublessee grant indemnities and waivers to one another substantially similar to those set forth in this Lease between Tenant and Landlord.

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i.                                         Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises for which Landlord’s consent is required at a rental rate that exceeds the rentals paid to Landlord, then fifty percent (50%) of any such excess shall be paid over to Landlord by Tenant within ten (10) days after receipt net of all costs incurred by Tenant with respect to such assignment or sublease, including, without limitation, brokerage and attorneys’ fees and costs and any buildout expenses.

j.                                         Landlord’s Fees. Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which consent is required.  If Landlord assists Tenant in finding an assignee or subtenant at Tenant’s request, Landlord shall be paid a reasonable fee for such assistance.

k.                                      Unauthorized Assignment or Sublease. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease.

19.                        DAMAGES TO PREMISES.

a.                                      Landlord’s Restoration Obligations. If the Building, Common Areas or Premises are damaged by fire or other casualty (“Casualty”), then Landlord shall repair and restore the Premises, Common Areas and any other portion of the Building that adversely affects Tenant’s use and enjoyment of the Premises and Common Areas to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i.                                The casualty must be insured under Landlord’s insurance policies, and Landlord’s obligation is limited to the extent of the insurance proceeds received by Landlord, plus any deductibles.  Landlord’s duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds, provided that Landlord shall make reasonable efforts to obtain the same as soon as reasonably possible.

ii.                             Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration, provided that Landlord shall make reasonable efforts to obtain such permission.

iii.                          Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, contents, or any Non-Standard Improvements to the Premises.

b.                                      Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord’s insurance policies or the policies that Landlord is required to carry hereunder; (iii) Landlord’s lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes, despite such reasonable efforts; (iv) the Premises is damaged in whole or in material part during the last lease year of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof.  If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within thirty (30) days after receipt of the notice of termination.

c.                                       Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if:  (i) such restoration cannot reasonably be substantially completed or Landlord has failed to substantially restore the damaged Building, Common Areas or Premises within one hundred eighty (180) days after such Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by force majeure (provided that force majeure shall not extend such period for more than sixty (60) days); and (iii) Tenant gives Landlord notice of the termination within thirty (30) days after the end of the Restoration Period (as may be so extended by any force majeure delays); provided that the Premises has not been so restored prior to the date that Tenant provides such notice. If Landlord is delayed by force majeure, then Landlord must provide Tenant with notice of the delays within fifteen (15) days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

d.                                      Tenant’s Restoration Obligations. Unless terminated, the Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant’s trade fixtures, decorations, signs, contents, and any Non-Standard Improvements to the Premises. All repair,

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restoration or replacement shall be at least to substantially the same condition as existed prior to the Casualty.

e.                                       Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant may continue the operation of Tenant’s business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management (“tenantable”), and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable (whether or not Tenant continues to operate in the tenantable portions). The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, and a reasonable period of time thereafter not to exceed thirty (30) days to allow Tenant to restore, replace and move in its alterations, additions, improvements, fixtures, trade fixtures, equipment, furniture and personal property and prepare for reopening, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent except to the extent that Landlord actually receives or is entitled to receive reimbursement for such from rent loss insurance.

f.                                         Waiver of Claims. The abatement of the Rent set forth above is Tenant’s exclusive remedy against Landlord in the event of a Casualty except to the extent of the gross negligence or intentional misconduct of Landlord or its agents, employees or contractors. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration except to the extent of the gross negligence or intentional misconduct of Landlord or its agents, employees or contractors.

20.                                EMINENT DOMAIN.

a.                                      Effect on Lease. If all of the Premises, Common Areas or the Building are taken under the power of eminent domain (or by conveyance in lieu thereof) (a “taking”), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date.  If only a portion of the Premises, Common Area or the Building is so taken or conveyed and Tenant can continue use of the remainder without materially impairing its business operations or use of the Premises, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.  If only a portion of the Premises, Common Areas or the Building  is taken and Tenant cannot continue use of the remainder without materially impairing its business operations or use of the Premises, then Tenant may terminate this Lease upon fifteen (15) days written notice to Landlord.  If the Lease is not terminated pursuant to this Section 20(a), Landlord shall restore that portion of the Premises and the Building and Common Area that remains to a whole architectural and economic unit with reasonable promptness and all due diligence to the extent of condemnation proceeds actually received or receivable by Landlord as opposed to being applied to Landlord’s mortgage loan by its lender.  Rent shall abate on an equitable basis for the period such restoration makes the Premises or a portion thereof untenantable or has a material adverse impact on Tenant’s business at the Premises for the Permitted Use, and a reasonable period of time thereafter not to exceed thirty (30) days to allow Tenant to restore, replace and move in its alterations, additions, improvements, fixtures, trade fixtures, equipment, furniture and personal property and prepare for reopening.

b.                                     Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking except as hereinafter provided. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord ) for any moving expenses, loss of profits, or taking of Tenant’s personal property or fixtures or any alterations made to the Premises at Tenant’s expense but not to the extent that such tenant improvements were reimbursed through any tenant improvement allowance (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

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21.                        ENVIRONMENTAL COMPLIANCE.

a.                                      Environmental Laws. The term “Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

b.                                      Tenant’s Responsibility. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws resulting from its use or occupancy of or alterations to the Property. Tenant shall not (either with or without negligence) cause or permit the escape, disposal (except for hazardous materials that are ordinarily and customarily used by similar businesses and are used and stored in compliance with all applicable laws and industry standards and further provided that Tenant notifies Landlord in writing of all such hazardous materials prior to such being brought to the Premises other than commercially reasonable amounts of ordinary office and janitorial supplies) or release of any biologically active or other hazardous substances or materials on the Property.  Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after notice is given to Landlord of the identity of such substances or materials.  No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, promptly after Landlord’s reasonable request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

c.                                       Tenant’s Liability.  Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with this Section 21 including, but not limited to, to the extent arising from such failure: (i) the cost of full remediation of any contamination to bring the Property into the same condition as existed prior to such failure and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 21.

d.                                      Limitation on Tenant’s Liability. Tenant’s obligations under this Section 21 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.

e.                                       Inspections by Landlord.  Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 21.  Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 21.  Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits.  The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 21, in which case, the cost of such Audit, and the cost of all reasonably necessary subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

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f.                                         Landlord’s Liability. Landlord represents and warrants that, to Landlord’s actual knowledge, there are no hazardous materials on the Premises as of the Commencement Date in violation of any Environmental Laws (“Hazardous Materials”). Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty.  Landlord agrees to disclose to Tenant in writing the existence, extent and nature of any Hazardous Material ascertained on, in or about the Property, upon Landlord’s knowledge of the same.  Landlord agrees to comply with all Environmental Laws in or affecting the Property during the term of this Lease to the extent required by the applicable governmental authority.  In addition, Landlord agrees that during the term of this Lease it will not bring upon, store, dispose of or install in or upon the Premises any Hazardous Materials in violation of any Environmental Laws.  Landlord shall indemnify, defend and hold Tenant harmless from and against any liability, cost, damage or expense incurred or sustained by Tenant (including, without limitation, reasonable attorneys’ fees and expenses, court costs and costs incurred in the investigation, settlement and defense of claims) as a result of or in connection with any violation of the preceding prohibition.  The indemnity contained in this Section 21(f) shall survive the termination or expiration of this Lease.

g.                                      Property.  For the purposes of this Section 21, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

h.                                      Tenant’s Liability After Termination of Lease.  The covenants contained in this Section 21 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 21.

22.                        DEFAULT.

a.                                      Tenant’s Default. Tenant shall be in default (a “default”) under this Lease if:

i.                                Tenant fails to pay when due any Base Rent, Additional Rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease and continues to fail to pay such sums for ten (10) days after notice from Landlord to Tenant thereof; provided that Tenant shall not be entitled to more than two (2) such notice and cure periods during any twelve (12) month period;

ii.                             Tenant breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within thirty (30) days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within thirty (30) days, Tenant does not commence curing within thirty (30) days and with reasonable diligence completely cure the breach within sixty (60) days after the notice of default; provided further that Tenant shall not be entitled to more than one (1) such notice and cure period for the same default within any twelve (12) month period;

iii.                          Tenant or any guarantor of this Lease files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing;

iv.                         Tenant or any guarantor of this Lease makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes a general assignment for benefit of creditors;

v.                            Tenant shall fail to cease any conduct prohibited by this Lease within three (3) days after receipt of written notice from Landlord requesting cessation thereof, or Tenant shall fail to cease any conduct or eliminate any condition which poses a danger to person or property within twelve (12) hours of receipt of written notice from Landlord requesting cessation of such conduct or elimination of such conditions;

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vi.                         Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Building and the real property on which it is situate or any component thereof and such lien is not removed or discharged of record by bond or otherwise within fifteen (15) days after Tenant receives notice thereof; or

vii.                      Tenant shall fail to return a properly executed subordination, non-disturbance and attornment agreement or an estoppel certificate in accordance with the terms and provisions of this Lease and within the time period provided for such return following Landlord’s request for same as provided in this Lease, and Tenant fails to provide such instrument within ten (10) days after Tenant has notice that Tenant has failed to provide such instrument within the time periods set forth herein (such notice by Landlord not to be delivered prior to the time such instrument was due from Tenant).

b.                                      Landlord’s Remedies. In the event of a Tenant default, Landlord at its option may do one or more of the following:

(i)                                     terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in Base Rent and/or Additional Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and its and their effects, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord within ten (10) days after demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise;

(ii)                                  terminate Tenant’s right of possession, without terminating this Lease, and enter upon and take possession of the Premises as Tenant’s agent and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and its and their effects, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord’s judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord’s name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Base Rent and Additional Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord upon re-letting, and Tenant shall be liable for Landlord’s damages and expenses in redecorating and restoring the Premises and all costs incident to such re-letting, including broker’s commissions, tenant improvements, attorneys’ fees and lease assumptions.  In no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder. Any such demand, reentry and taking of possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of the Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.  Landlord’s failure to relet the Premises or to make such alterations, redecorations and repairs as set forth in this paragraph shall not release or affect Tenant’s liability for Base Rent and Additional Rent or for damages; or

(iii)                               enter upon the Premises, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys’ fees which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

If this Lease is terminated by Landlord as a result of the occurrence of a Tenant default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the

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entire amount of Base Rent and Additional Rent and other charges and assessments which in Landlord’s reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Base Rent pursuant to the terms of this Lease), and (y) the then fair market rental value of the Premises for the remainder of the Lease Term.  Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Base Rent and Additional Rent and other charges and assessments then due, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant’s failure to comply with the terms of this Lease (Landlord and Tenant agreeing that Landlord’s actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Base Rent and/or Additional Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained.  No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.  In determining the amount of loss or damage Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord, allowance shall be made for the expense of repossession.  Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease.

Upon the occurrence of a Tenant default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) repairing, restoring, renovating, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of, or vacates or abandons, the Premises and this Lease is not terminated, reletting all or any part of the Premises (including, but not limited to, brokerage commissions, cost of tenant finish work, advertising and promotional expenses, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing its rights and remedies arising out of a Tenant default.  Landlord’s rights and remedies under this paragraph shall be in addition to the rights and remedies of Landlord set forth in this Section 22(b) or elsewhere in this Lease, and/or which may otherwise be available to Landlord at law or in equity.

Landlord shall have a duty to use commercially reasonable good faith efforts to mitigate damages in the event of a Tenant default; provided that Landlord shall not be required to (i) release the Premises (or any portion thereof) on terms less favorable to Landlord than other comparable available space in the Building or any building located within one (1) mile of the Building and owned by Landlord or an entity that is controlled by, controlling or under common control with Landlord; or (ii) release the Premises (or any portion thereof) if there is other available space in the Building that is suitable for such prospective tenant.

c.                                       Attorneys Fees. Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies after a default, or in collecting any Rent or Additional Rent due by Tenant hereunder that is not paid within any cure period, shall be paid by Tenant.

d.                                     No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

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e.                                      No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money.  After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

f.                                        Summary Ejectment. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents or breach of contract damages from Tenant.

g.                                     Landlord Defaults. If Landlord shall fail to perform any of the covenants or conditions herein contained on the part of Landlord to be performed, and such default shall continue uncured beyond thirty (30) days after notice from Tenant thereof, or such longer period of time as is reasonably necessary to cure the same (not to exceed a total of sixty (60) days after the giving of such notice), provided that Landlord is at all times after such notice diligently pursuing a cure, Tenant shall have the following rights, including but not limited to the following:

(i)                                     the right, but not the obligation, to perform such obligation and Landlord shall pay to Tenant the reasonable costs incurred by Tenant in curing such default, including reasonable attorneys’ fees and expenses, within thirty (30) days after receipt of a paid invoice from Tenant;

(ii)                                  the right of specific performance and injunctive relief (Tenant not being required to prove special damages, it being hereby stipulated that legal remedies would be inadequate); and

(iii)                               all other rights and remedies available hereunder or at law or in equity or otherwise.

All of the rights and remedies of Tenant shall survive the termination or expiration of this Lease or the Term and shall be cumulative.

23.                        MULTIPLE DEFAULTS.

a.                                       Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant.  Accordingly, should Tenant default under this Lease, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

b.                                      Increased Security Deposit. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two (2) or more occasions during any twelve (12) month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a Security Deposit in, or increase the existing Security Deposit to, a sum equal to three (3) months’ installments of Base Rent.  The Security Deposit shall be governed by the terms of this Lease.

c.                                       Effect on Notice Rights and Cure Periods. Should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

24.                        BANKRUPTCY.

a.                                      Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease.  This Lease

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shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

b.                                     Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease.  The parties agree that the term “adequate assurance” shall include at least the following:

i.                                In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment.  It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.                             Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 4.  It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

c.                                       Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease from and after the date of such assumption.

25.                        NOTICES.

a.                                      Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1l, or to such other address as a party may specify by duly given notice.

b.                                     Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party’s address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided.  Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.  As used in this Lease, a “business day” shall be any day other than a Saturday, Sunday or National or State of North Carolina holiday.

c.                                      Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

d.                                     Notice by Legal Counsel. Notices may be given on behalf of any party by such party’s legal counsel.

26.                                HOLDING OVER.  If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the

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expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease.  The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant. If Tenant holds over for more than ten (10) days and Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant’s wrongful failure to vacate.

27.                                OMITTED.

28.                                 RIGHT OF FIRST OFFER.  Provided Tenant is not in default of this Lease, if Landlord decides to market for lease or otherwise lease any available space in the Building, Landlord shall first offer to lease such space to Tenant, and Landlord shall set forth, in writing, the price at which it would lease the space to Tenant and the term for which it would lease the space (collectively, the “First Offer Terms”).  The offer shall be irrevocable for a period of ten (10) days after Tenant receives the offer.  Upon expiration of the ten (10) day period, if Tenant has not accepted the offer, Tenant shall be deemed to have waived its right to lease such space on the First Offer Terms, and Landlord shall have the right to lease such space to any third party, provided that the rental rate to a third party is not less than ninety-five percent (95%) of the rental rate in the First Offer Terms set forth in writing to Tenant (taking into account any free rent periods and/or tenant improvement allowances) and the lease of such space to any third party is otherwise for the same lease term.  Should Landlord receive an offer and decide to accept an offer that is less than ninety-five percent (95%) of the rental rate set forth in the First Offer Terms offered to Tenant (taking into account any free rent periods and/or tenant improvement allowances) or otherwise not for the same lease term, Landlord shall notify Tenant with a copy of the third party offer, and Tenant shall have the right to lease such space on the same terms as the third party’s offer by giving Landlord written notice of exercise of such right within ten (10) days of receipt of notice of the third party’s offer.  After expiration of the ten (10) day period, if Tenant shall not have accepted the offer, Tenant shall be deemed to have waived its right to lease such space on the terms of the third party’s offer, and Landlord shall have the right to lease the space to the third party, subject to the above provisions.  For purposes of this Section 28, it is understood and agreed that any offer need not be in the form of a fully negotiated lease but may rather be in the form of a letter of intent which addresses at a minimum, rental rate and the term of the lease.  If Tenant exercises its option to lease, then the subject space and First Offer Terms shall be promptly added to this Lease by an amendment and, to the extent the First Offer Terms are not complete, then the remainder of the terms shall be as provided in this Lease.

29.                                 RIGHT TO RENEW.  Tenant may, if not in default, exercise its right to renew this Lease for one (1) three (3) year renewal (“renewal term”) with at least six (6) months written notice prior to the expiration of the initial Lease Term.  Lease will renew at the then fair market value (“Market Rent”).  In the event that Landlord and Tenant cannot agree as to the Market Rent for the renewal term within one (1) month after Tenant’s exercise of the option to renew, then the option to renew shall become null and void and the term of the Lease shall expire on the original Expiration Date, unless Tenant delivers to Landlord a written objection to Landlord’s determination of the Market Rent within five (5) business days after such one (1) month period, in which event, within five (5) business days thereafter the parties shall select a highly qualified and reputable real estate broker or appraiser with at least ten years of experience in the relevant leasing market (the “Arbiter”) to determine the fair market value for the renewal term. If Landlord and Tenant are unable to agree on the Arbiter within such five (5) business day period, the resident manager of the largest commercial real estate brokerage house in the Raleigh-Durham metropolitan area will select the Arbiter from a major brokerage house other than his or her own. The term “largest” means the brokerage house with the largest dollar sales volume in the preceding calendar year. The Arbiter shall be furnished copies of the final Landlord’s offer of the Market Rent presented to Tenant and the final Tenant’s offer of the Market Rent presented to Landlord, both as given prior to the Arbiter’s appointment. The Arbiter, after conducting such investigation as he or she deems appropriate, shall, within fifteen (15) days after being selected, determine the Market Rent during the Renewal Term, not to be less than the Tenant’s offer or the rent for the last lease year nor more than the Landlord’s offer. So long as the Arbiter’s determination of Market Rent is not less than the Tenant’s offer or the rent for the last lease year nor more than the Landlord’s offer, the decision of the Arbiter shall be final and non-appealable. The parties shall each pay one-half of the Arbiter’s fees.

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“Market Rent” shall mean the annual rental rate then being charged by similar projects in the Raleigh-Durham metropolitan area for improved space (not including the improvements made by Tenant) comparable to the Premises for leases commencing on or about the time of the applicable renewal period, taking into consideration use and location within the Building, the location, quality, age and reputation of the Building, the definition of rentable area or net rentable area, as the case may be, with respect to which such rental rates are computed, comparative leasehold improvement, rental concessions and abatements, lease assumptions or take-overs, moving expenses, the term of the lease under consideration and the extent of services provided thereunder, applicable distinctions between “gross” leases and “net” leases, base year figures for escalation purposes, other adjustments (including, by way of example, indexes) to base rental, and any other relevant term or condition in making such evaluation.

30.                                 OPTION TO TERMINATE.  Provided Tenant is not in default, Tenant has a one-time right to terminate the Lease as of November 30, 2012 (“Early Termination Date”), conditioned upon Tenant giving Landlord written notice no less than five (5) months prior to the Early Termination Date and with the payment of all unamortized (a) third party out of pocket construction costs for Landlord’s work set forth in the Workletter, (b) moving allowance paid by Landlord pursuant to the Workletter and (c) brokerage commission payable to the Brokers identified in Section 1m with respect to this Lease, plus four (4) month’s of Base Rent at the then prevailing rental rate (and if Tenant exercises such option to terminate during a period of rental abatement, the rental rate for the first full month after such rental abatement period shall be used to calculate the amount to be paid by Tenant); provided that in order for the exercise of the option to terminate to be valid, Tenant must pay such amounts to Landlord at the time that it exercises this option to terminate.  If Tenant fails to timely give notice, Tenant will be deemed to have waived its right to terminate under this Paragraph.  For purposes of determining the amounts in clause (a) through (c) above of this Section 30 shall be amortized on a straight-line basis for the Term of the Lease, not including the renewal term.  Upon written request from Tenant and once all of the costs included in said clauses (a) through (c) are determinable, Landlord shall, promptly provide Tenant with the total of such costs in reasonable detail, including any back up documentation reasonably requested by Tenant to verify the same.

31.  BROKER’S COMMISSIONS.

a.                                      Brokers. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Brokers identified in Section 1m.

b.                                     Landlord’s Obligation. Landlord shall pay any commissions or fees that are payable to Coldwell Banker Trademark Commercial with respect to this Lease pursuant to Landlord’s separate agreement with Coldwell Banker Trademark Commercial, which broker shall pay the brokerage commission due to Jones Lang LaSalle — Carolinas, LLC pursuant to a separate agreement.

c.                                      Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

32.                                 MISCELLANEOUS.

a.                                       No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title to the Building is paramount, and that it can do nothing to affect or impair Landlord’s title.

b.                                       Force Majeure. The term “force majeure” means:  to the extent beyond Landlord’s reasonable control, fire, flood, extreme weather, labor disputes, strike or lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the Landlord’s reasonable control.  Anything to the contrary contained in this Lease notwithstanding, force majeure shall not apply to any monetary obligations except in regard to the method of delivery provided that such delivery is promptly thereafter made.

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c.                                       Building Standard Improvements. The term “Building Standard Improvements” and “building standard” shall mean the standards for normal construction of general office space within the Building as reasonably specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes, and shall include Landlord’s work set forth in the Workletter.

d.                                      Limitation on Damages. Notwithstanding any other provisions in this Lease, neither party shall be liable to the other for any special, consequential, incidental or punitive damages, provided that Tenant shall be liable to Landlord for consequential damages to the extent Tenant breaches the provisions of the last sentence of Section 26.

e.                                       Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building in which the Premises are located including the rental income and proceeds from sale; (ii) the rents, income and proceeds of the Building, and (iii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord.  No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

f.                                         Interest. Should either party fail to pay any amount due to the other by the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall begin accruing interest at the rate of the prime rate as quoted from time to time in the Wall Street Journal plus four percent (4%), per annum, compounded yearly, or the highest permissible rate under applicable usury law, whichever is less, until paid.

g.                                      Legal Costs. Should either party prevail in any legal proceedings against the other for breach of any provision in this Lease, then the breaching party shall be liable for the costs and expenses of the non-breaching party, including its reasonable attorneys’ fees (at all tribunal levels).

h.                                      Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises under the Lease accruing after such sale and shall be released from any liability thereafter accruing under this Lease for those matters arising from and after the date of sale so long as the buyer agrees to assume all obligations of Landlord under this Lease accruing from that point forward.

i.                                          Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

j.                                          Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the Security Deposit or prepaid Rent to Landlord’s successor and, upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

k.                                       Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

l.                                          Tenant’s Financial Statements. Upon request of Landlord, but no more often than twice a year, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

m.                                    Recordation. This Lease may not be recorded without Landlord’s prior written consent.  The parties agree to execute and allow Tenant to record a memorandum of lease in form reasonably acceptable to the parties; provided that the memorandum shall not contain any reference to the rental amounts or rent abatements set forth herein; provided further that upon

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the expiration or earlier termination of this Lease, Tenant shall execute a memorandum of termination of lease to be recorded.

n.                                      Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

o.                                      Binding Effect. This Lease shall be binding upon and inure to the benefit of the respective parties hereto, and upon their heirs, executors, successors and assigns.

p.                                      Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties with respect to the subject matter hereof, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

q.                                      Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant.  If Tenant signs as a corporation, Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant shall by the Commencement Date be qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

r.                                         Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

s.                                       Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

t.                                         Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

u.                                      Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties.  Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date”.

v.                                      Omitted.

w.                                    Joint and Several.  If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

x.                                        No Construction Against Preparer.  No provision of this Lease shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision.

y.                                      Reasonableness. Anything to the contrary contained in this Lease notwithstanding, where either party is authorized to and does expend costs and expenses on behalf of the other, the same shall be in reasonable amounts.

z.                                        Patriot Act.  Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including without limitation, Executive Order 13224 (“Executive Order”).  Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States

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Treasury Departments’ Office of Foreign Assets Control, and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business.  As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

33.                                SPECIAL CONDITIONS.  The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control:

“None”

34.                                ADDENDA AND EXHIBITS.  If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease.

a.                                      Lease Addendum Number One – Workletter

b.                                     Lease Addendum Number Two – Operating Expense Pass Throughs

c.                                      Exhibit A – Premises

d.                                     Exhibit B – Rules and Regulations

e.                                      Exhibit C – Commencement Agreement

f.                                       Exhibit D – Insurance Certificate

g.                                     Exhibit E - Liens and Encumbrances

h.                                    Exhibit F - Temporary Space and Additional Landlord’s Work

i.                                        Exhibit G - Parapet Sign

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IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in four originals, all as of the day and year first above written.

TENANT:

QUIXOTE TRANSPORTATION TECHNOLOGIES, INC.,

a Delaware corporation

By:	/s/ Joan R. Riley
Name:	Joan R. Riley
Title:	Vice President

Date:

Attest:

Joan R. Riley
Secretary

Affix Corporate Seal:

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LANDLORD:

A & G/Slater Road, Inc.

a North Carolina corporation

By:	/s/ Stephen M. Weiandt
Name:	Stephen M. Weiandt
Title:	Rental Business Manager

Date:	July 31, 2009

Attest:

Secretary

Affix Corporate Seal:

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Corporate Resolution

The undersigned hereby represent that the following is a complete and exact copy of Resolutions adopted by Tenant’s Board of Directors on July 14, 2009:

WHEREAS,  Quixote Transportation Technologies, Inc. (the “Corporation”) wants to lease space from A & G/Slater Road, Inc.; and

WHEREAS, duly authorized personnel of the Corporation have negotiated the terms and conditions of the lease of space, as set forth in a written lease; and

WHEREAS, the Corporation’s board of directors has considered the lease of space and reviewed the written lease and believe that it is in the best interest of the Corporation to enter the lease for space; and

NOW THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves the written lease in the form presented to the Board of Directors on the date that these resolutions are adopted and hereby authorizes, the Chairman of the Board or the President or any Vice President and the Secretary or any Assistant Secretary to sign and delivery the lease in substantially the same form as presented; and

BE IT FURTHER RESOLVED that the officers of Corporation are hereby authorized and empowered to take any additional action as may be necessary or appropriate to carry out the intent of these resolutions.

This the 15th day of July, 2009.

	By:	Joan R. Riley
Secretary

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LEASE ADDENDUM NUMBER ONE

Landlord agrees to make the following Building Standard Improvements at its own cost and expense:

1)              Have the carpet professionally cleaned.  In the event areas of the carpet need to be repaired or replaced, Landlord will repair or patch at its cost.

2)              Repaint the Premises in the areas to be mutually reasonably agreed upon by Landlord and Tenant.

3)              Install VCT flooring in the lab area as shown on Exhibit F.

4)              If needed employ a plumber to install a drain line to allow runoff of condensation from Tenant’s supplemental HVAC unit in the server room at the Premises; provided that the Tenant uses the prior server room shown on the attached Exhibit F as its server room.

5)              Spruce up the landscaping back to the level when the Building was fully occupied and had more regular scheduled visits from the landscapers; provided that Landlord shall have until forty-five (45) days after Tenant opens for business to complete such and shall not be obligated to spend more than $4.000.00 in the aggregate prior to such date sprucing up the landscaping.

6)              Provided Tenant is then not in default of the Lease beyond any applicable notice and cure period, Landlord will provide Tenant a moving allowance of up to twenty thousand dollars ($20,000.00) (“moving allowance”).  Landlord will pay the allowance directly to Tenant within thirty (30) days after Tenant opens for business, provides Landlord with a paid invoice from its mover and commences paying rent and the amount shall equal the actual costs incurred by Tenant with Tenant’s mover, not to exceed $20,000.00.  In the event of a default by Tenant, in addition to all other rights and remedies of Landlord herein, Tenant shall pay to Landlord the unamortized portion of such moving allowance paid by Landlord based on a straight line amortization over the Lease Term.

7)              A wall will be constructed in the office indicated in Exhibit F, dividing the office into two offices.

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1

LEASE ADDENDUM NUMBER TWO [BASE YEAR calendar year]

ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on 2011 and for each calendar year thereafter, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord’s operation or maintenance of the Building above the Operating Expenses Landlord incurred during the Base Year (as hereinafter defined).

For purposes of calculating Tenant’s Proportionate Share of real and personal property taxes included in Operating Expenses, Landlord shall use the Base Year or the year in which the Building and improvements are completed and are fully assessed, whichever shall be later.  Tenant’s Proportionate Share shall be calculated by dividing the approximately 10,000 rentable square feet of the Premises by the approximately 29,311 net rentable square feet of the Building, which equals 34%.  If during any calendar year the occupancy of the rentable area of the Building is less than 95% full, then Operating Expenses (as hereinafter defined) that are affected by occupancy will be adjusted for such calendar year at a rate of 95% occupancy.

For the calendar year commencing on January 1, 2011 and for each calendar year thereafter during the Term, Landlord shall reasonably estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year.  Landlord shall send to Tenant a written statement of the amount of Tenant’s Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, on the first day of each month during such calendar year, one-twelfth (1/12th) of Tenant’s Proportionate Share of such increase in Operating Expenses, provided that the first payment shall not be due until at least five (5) business days after such notice from Landlord to Tenant.  Within one hundred and eighty (180) days after the end of each calendar year or as soon as possible thereafter, Landlord shall send a copy of the Annual Statement to Tenant.  Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall deduct the same from Tenant’s Rent payments next due until satisfied if Landlord owes Tenant a credit (with any balance at the end of the Term being paid to Tenant within thirty (30) days after the end of the Term). After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund promptly. If there is a decrease in Operating Expenses in any subsequent year below Operating Expenses for the Base Year then no additional rent shall be due on account of Operating Expenses, but Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of other additional rent or Base Rent owed. If this Lease commences or expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year). All payments or adjustments for Additional Rent shall be made within thirty (30) days after the applicable Statement is sent to Tenant.

The term “Base Year” shall mean the twelve month period beginning on the January 1, 2010 and ending on December 31, 2010.

The term “Operating Expenses” shall mean all direct costs incurred by Landlord in the provision of services to tenants and in the operation, repair and maintenance of the Building and Common Areas as determined by generally accepted accounting principles, including, but not limited to ad valorem real and personal property taxes, amortization of capital improvements that reduce Operating Expenses (reasonably amortized over their useful life and not to exceed the amount of such reduction in any calendar year of part thereof during the Term), hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees (not to exceed a commercially reasonable fee), and common area expenses; provided, however, the term “Operating Expenses” shall not include any capital expenditures except as provided above, depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers’ commissions or other costs incurred in leasing or in procuring or attempting to procure or retain tenants, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles and otherwise in reasonable detail (the “Annual Statement”).

Landlord shall cap Controllable Operating Expenses at a five percent (5%) maximum increase each year on a cumulative basis.  “Controllable Operating Expenses” as used herein shall mean all Operating Expenses except ad valorem real and personal property taxes, insurance premiums, utilities, inspection fees for inspections required by governing bodies having jurisdiction over the building and property, and snow and ice removal.  Landlord shall make reasonable efforts to minimize Operating Expenses including appealing taxes when reasonable.  Notwithstanding the year for which any such taxes are levied, in the case of taxes which may be paid in installments, the minimum installment, plus any interest payable thereon, so payable during a calendar year shall be included in taxes for that year. If there shall be any refund of any Operating Expenses at any time during or after the Term for any Operating Expenses incurred during the Term, Tenant shall be entitled to it pro rata share of the refund, after Landlord deducts from the refund Landlord’s reasonable pro rata costs and expenses in obtaining the same, and Landlord shall promptly pay Tenant the same.

Tenant and its designees shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord’s Annual Statement, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof, which books and records Landlord agrees to keep or cause to be kept in accordance with reasonable accounting principles (which can be on a cash basis as opposed to an accrual basis) for a long enough period of time after each calendar year to allow for the review provided for in this paragraph. Tenant’s failure to exercise its rights hereunder within said ninety (90) day period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of the applicable Annual Statement. In the event of any undisputed error, Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error. In the event of any errors on the part of Landlord which Landlord agrees (or it is determined as provided below) were errors in excess of five percent (5%) of Tenant’s actual operating expense liability for any calendar year, Landlord will also reimburse Tenant for all reasonable costs of an audit reasonably incurred by Tenant within the above thirty (30) day period. If within the period aforesaid, Tenant provides Landlord with its notice disputing the correctness of the statement, and if such dispute shall have not been settled by agreement, Tenant shall be entitled to pursue all rights and remedies at law.  Any payment made pursuant to this Lease Addendum Number Two shall be made without prejudice to any right of the Tenant to dispute any items as billed pursuant to the provisions hereof.